Exhibit 99.1

General Moly Appoints Patrick James to Board of Directors as Non-Executive Chairman

LAKEWOOD, Colo.--(BUSINESS WIRE)--December 15, 2010--General Moly (NYSE Amex: GMO) (TSX: GMO) announced that Patrick James has been appointed to the Board of Directors. Mr. James will serve as independent non-executive Chairman and will chair the Governance and Nominating committee as well as serve on the Technical, Finance and Compensation committees.

Mr. James has over 45 years of experience in the mining industry including a variety of operating and executive positions. Mr. James retired as President, Chairman and CEO of the Santa Fe Pacific Gold Corporation when it was acquired by Newmont Mining in 1997 and served as a Director of Newmont for one year thereafter. After leaving Santa Fe Pacific Gold, Mr. James served as President and Chief Executive Officer of Rio Algom Limited from 1997 to 2001. Since then, Mr. James has served as a Director of four publicly listed mining companies including Dynatech Inc., Constellation Copper Corp., Stillwater Mining Company, and Centerra Gold Inc. He has served as Chairman of the Board on two of those, and as Lead Director of another. Mr. James has an Engineer of Mines degree from the Colorado School of Mines, a Master's of Management from the University of New Mexico, Anderson School of Business, and is a Registered Professional Engineer in Colorado.

Bruce D. Hansen, Chief Executive Officer, said, "I am very pleased to welcome Pat to General Moly as a Director. From a corporate governance perspective, we have always felt the addition of a high-quality non-executive Chairman would be value added, and Pat clearly fits the bill with an immense amount of mining, project development, executive, and Board level experience to General Moly. With this addition, our Board will grow to nine, including seven independent Directors."

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

CONTACT:
General Moly:
Investors
Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
Business Development
Greg McClain, 303-928-8601
gmcclain@generalmoly.com
http://www.generalmoly.com
info@generalmoly.com